Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 23, 1997 appearing on page 67 of SIS Bancorp Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP


Boston, Massachusetts
September 10, 1997